UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010 (December 21, 2010)

TRACTOR SUPPLY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 440-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Change in Control Agreement

On December 21, 2010, Tractor Supply Company (the “Company”) and James F. Wright, Chairman of the Board of Directors and Chief Executive Officer of the Company, entered into an Amended and Restated Change in Control Agreement (the “Change in Control Agreement”). The Change in Control Agreement replaces the previous change in control agreement previously entered into by the Company and Mr. Wright. The amendments to the Change in Control Agreement removed a gross-up for any excise tax imposed by Section 4999 of the Code upon payments under the Change in Control Agreement. The amendments to the Change in Control Agreement also provide that in the event an amount to be paid to Mr. Wright is considered a “parachute payment” pursuant to Section 280G of the Code, then such payment will be reduced to the largest amount that would result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Code, so long as such reduced amount is greater than the after-tax amount Mr. Wright would have received had the amount not been so reduced.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, which is attached hereto as Exhibit 10.1.

First Amended and Restated Employment Agreement

On December 21, 2010, upon the recommendation of the Compensation Committee, the Company and Mr. Wright also entered into a First Amended and Restated Employment Agreement (the “Amended Agreement”). The Amended Agreement replaces the previous Employment Agreement entered into by the Company and Mr. Wright (as amended, the “Previous Agreement”). The Amended Agreement includes the following changes from the Previous Agreement:

•	removes the provision that provided for automatic renewal of the term of the agreement and provides a fixed term ending December 31, 2014;
•	increases the number of publicly traded companies for which Mr. Wright may serve as a director to two, in addition to the Company;
•	clarifies that to be eligible for the retirement benefits in the Amended Agreement, Mr. Wright must be at least 55 years of age and have at least 12 years of service with the Company;
•
provides that if Mr. Wright’s employment is terminated by reason of Retirement, by the Company without Cause or by Mr. Wright for Good Reason (each as defined in the Amended Agreement), Mr. Wright will receive health insurance benefits substantially commensurate with the Company’s standard health insurance benefits until the later of the second anniversary of the Date of Termination (as defined in the Amended Agreement) or such time as Mr. Wright and his wife both reach age 65;

•	clarifies that all outstanding options, restricted shares of stock and restricted stock units will fully vest if Mr. Wright’s employment is terminated by reason of Retirement; and
•	provides certain administrative changes in order to bring the Amended Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, which is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Change in Control Agreement, dated December 21, 2010, by and between Tractor Supply Company and James F. Wright.
10.2	First Amended and Restated Employment Agreement, dated December 21, 2010, by and between Tractor Supply Company and James F. Wright.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACTOR SUPPLY COMPANY

Date: December 22, 2010	By: /s/Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Change in Control Agreement, dated December 21, 2010, by and between Tractor Supply Company and James F. Wright.
10.2	First Amended and Restated Employment Agreement, dated December 21, 2010, by and between Tractor Supply Company and James F. Wright.